Exhibit 99.1
July 30, 2009
DTE Energy reports second quarter 2009 results; maintains 2009 full-year earnings guidance
DETROIT — DTE Energy (NYSE:DTE) today reported second quarter 2009 earnings of $83 million, or $0.51 per diluted share, compared with $28 million, or $0.17 per diluted share, in the second quarter of 2008.
“While DTE Energy’s focus on cost reductions helped us achieve solid financial results this quarter, we continue to face significant challenges related to the weak economy,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “We are experiencing significant electric utility sales declines that are even greater than our projections earlier this year. In addition to the sustainable savings from our continuous improvement projects, we have taken one-time actions to help offset the lower sales impacting our businesses.
“We will not, however, compromise on customer service or electric and gas service reliability,” Earley added. “Maintenance at our power plants and our electric and gas distribution systems continues, and I’m happy to say that all of these facilities are performing better than ever. We will also continue to invest in projects that are creating needed jobs in our region and will ensure clean, reliable energy for our customers, and provide opportunities for earnings growth.”
DTE Energy is sensitive to the difficulties being felt throughout our community and is pursuing various strategies to assist our customers and minimize future cost increases, including:
•	Passing along PSCR savings to offset base electric rate increases

•	Offering a number of payment assistance programs to help customers manage their energy bills and avoid service shut-offs

•	Helping customers apply for the Michigan Home Heating Credit

•	Helping customers work with outside agencies that may provide bill payment help

•	Offering customers rebates and other incentives to make their homes more efficient and help them reduce their energy costs
Operating earnings for the second quarter 2009 were $92 million, or $0.56 per diluted share, compared with second quarter 2008 operating earnings of $26 million, or $0.16 per diluted share. Operating earnings increased primarily due to company-wide O&M cost reduction efforts and earnings at Energy Trading, partially offset by lower sales and cooler weather at Detroit Edison and lower commodity prices for Unconventional Gas. Operating earnings exclude non-recurring items, certain timing-related items and discontinued operations. Reconciliations of reported earnings to operating earnings are at the end of this news release.
Reported earnings for the first six months ended June 30, 2009 were $261 million or $1.59 per diluted share versus $240 million or $1.47 per diluted share in 2008. Year-to-date operating earnings were $270 million or $1.65 per diluted share, compared with $153 million or $0.93 per diluted share in 2008.
Second quarter 2009 operating earnings results, by segment:
Utilities
Electric Utility: Operating earnings for Detroit Edison were $0.50 per diluted share versus $0.31 in 2008. Lower expenses, primarily driven by continuous improvement initiatives, one-time cost reduction efforts, and lower storm restoration expense, drove the increase in earnings. Partially offsetting these factors were lower sales due to the weak economy and cooler weather.

Gas Utility: MichCon had a seasonal operating loss of $0.09 per diluted share, compared with an operating loss of $0.07 per diluted share in 2008. Lower margins driven by customer conservation and higher lost gas, and higher depreciation and interest expenses were partially offset by cost reduction efforts.
Non-Utilities
Gas Midstream: Operating earnings were $0.06 per diluted share, equivalent to second quarter 2008 results.
Unconventional Gas Production: This segment had an operating loss of $0.01 per diluted share, down from second quarter 2008 operating earnings of $0.02 per diluted share. Lower gas and oil prices in 2009 were the primary drivers of this variance.
Power and Industrial Projects: This segment reported an operating loss of $0.01 per diluted share, an improvement over the second quarter 2008 loss of $0.04. The quarter-over-quarter variance is primarily due to the second quarter 2008 depreciation expense on assets that had been held for sale. Partially offsetting this benefit in 2009 was lower coke sales to the steel industry.
Energy Trading: Energy Trading had operating earnings of $0.16 per diluted share versus a loss of $0.07 per diluted share in the second quarter of 2008. This increase was primarily due to mark-to-market accounting timing and favorable taxes.
Corporate and Other: The Corporate and Other segment had an operating loss of $0.05 per diluted share equal to the loss of $0.05 in the second quarter of 2008.
Outlook for 2009
“DTE Energy’s continuous improvement mindset, coupled with additional one-time cost savings, is keeping us on track to meet our 2009 operating earnings guidance of $2.75 to $3.05 per diluted share,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “While we expect continued pressure from the sharp sales decline in our state, we are confident that our continued focus on cost savings and operational excellence will enable us to meet our goals in 2009, and will position us for long-term growth.”
Conference call and webcast information
This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com.
DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 8:30 a.m. EDT Friday, July 31, to discuss second quarter earnings results. Investors, the news media and the public may listen to a live internet broadcast of the meeting at www.dteenergy.com. The telephone dial-in numbers are (888) 298-3511 or (719) 325-2383. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from 11 a.m. July 31 to August 14. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 1517416.
DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.2 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.2 million customers in Michigan and other non-utility, energy businesses focused on gas pipelines and storage, coal transportation, unconventional gas production, and power and industrial projects. Information about DTE Energy is available at dteenergy.com.

Use of Operating Earnings Information — In this release, DTE Energy discusses 2009 operating earnings guidance. It is likely that certain items that impact the company’s 2009 reported results will be excluded from operating results. Reconciliations to the comparable 2009 reported earnings guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
Many factors may impact forward-looking statements including, but not limited to, the following: the length and severity of ongoing economic decline; changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; high levels of uncollectible accounts receivable; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; potential for continued loss on investments, including nuclear decommissioning and benefit plan assets; the timing and extent of changes in interest rates; the level of borrowings; the availability, cost, coverage and terms of insurance and stability of insurance providers; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, and a carbon tax or cap and trade structure; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the effects of competition; the uncertainties of successful exploration of gas shale resources and challenges in estimating gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and binding arbitration, litigation and related appeals. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2008 Forms 10-K and 2009 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.
# # #
For further information, members of the media may contact:
Scott Simons (313) 235-8808
Lorie N. Kessler (313) 235-8807
Analysts — for further information:
Dan Miner (313) 235-5525
Lisa Muschong (313) 235-8505

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(in Millions, Except per Share Amounts)	2009	2008	2009	2008
Operating Revenues	$1,688	$2,251	$3,943	$4,821

Operating Expenses
Fuel, purchased power and gas	577	1,032	1,537	2,298
Operation and maintenance	595	754	1,186	1,453
Depreciation, depletion and amortization	240	216	472	442
Taxes other than income	61	78	141	158
Gain on sale of non-utility assets	—	(2)	—	(128)
Other asset (gains) and losses, reserves and impairments, net	—	16	(3)	12

	1,473	2,094	3,333	4,235

Operating Income	215	157	610	586

Other (Income) and Deductions
Interest expense	134	122	266	246
Interest income	(3)	(4)	(6)	(8)
Other income	(22)	(18)	(46)	(40)
Other expenses	(5)	9	9	23

	104	109	223	221

Income Before Income Taxes	111	48	387	365

Income Tax Provision	27	18	124	134

Income from Continuing Operations	84	30	263	231

Discontinued Operations Income, net of tax	—	2	—	14

Net Income	84	32	263	245

Less: Net Income Attributable to the Noncontrolling Interests From
Continuing operations	1	2	2	3
Discontinued operations	—	2	—	2

	1	4	2	5

Net Income Attributable to DTE Energy Company	$83	$28	$261	$240

Basic Earnings per Common Share
Income from continuing operations	$0.51	$0.17	$1.59	$1.40
Discontinued operations	—	—	—	0.07

Total	$0.51	$0.17	$1.59	$1.47

Diluted Earnings per Common Share
Income from continuing operations	$0.51	$0.17	$1.59	$1.40
Discontinued operations	—	—	—	0.07

Total	$0.51	$0.17	$1.59	$1.47

Weighted Average Common Shares Outstanding
Basic	164	162	164	162
Diluted	164	163	164	163

Dividends Declared per Common Share	$0.53	$0.53	$1.06	$1.06

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30
	2009				2008
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$79	$4	A	$83	$51	$—		$51

Gas Utility	(15)	—		(15)	(11)	—		(11)

Non-utility Operations
Gas Midstream	10	—		10	8	—		8

Unconventional Gas Production	(2)	—		(2)	4	(1	)D	3

Power and Industrial Projects	(6)	1	A	(1)	(6)	—		(6)
		4	B

Energy Trading	27	—		27	(14)	4	C	(10)

Total Non-utility operations	29	5		34	(8)	3		(5)

Corporate and Other	(10)	—		(10)	(4)	(5	)C	(9)

Income from Continuing Operations	83	9		92	28	(2)		26

Net Income	$83	$9		$92	$28	$(2)		$26

Adjustments key

A)	Chrysler accounts receivable bad debt reserve.

B)	General Motors accounts receivable bad debt reserve.

C)	Residual hedge impact from Antrim sale.

D)	Gain on sale of Barnett Core.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30
	2009				2008
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.48	$0.02	A	$0.50	$0.31	$—		$0.31

Gas Utility	(0.09)	—		(0.09)	(0.07)	—		(0.07)

Non-utility Operations
Gas Midstream	0.06	—		0.06	0.06	—		0.06

Unconventional Gas Production	(0.01)	—		(0.01)	0.03	(0.01	)D	0.02

Power and Industrial Projects	(0.04)	0.01	A	(0.01)	(0.04)	—		(0.04)
		0.02	B

Energy Trading	0.16	—		0.16	(0.10)	0.03	C	(0.07)

Total Non-utility operations	0.17	0.03		0.20	(0.05)	0.02		(0.03)

Corporate and Other	(0.05)	—		(0.05)	(0.02)	(0.03	)C	(0.05)

Income from Continuing Operations	0.51	0.05		0.56	0.17	(0.01)		0.16

Net Income	$0.51	$0.05		$0.56	$0.17	$(0.01)		$0.16

Adjustments key

A)	Chrysler accounts receivable bad debt reserve.

B)	General Motors accounts receivable bad debt reserve.

C)	Residual hedge impact from Antrim sale.

D)	Gain on sale of Barnett Core.

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30
	2009				2008
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$157	$4	A	$161	$92	$—		$92

Gas Utility	46	—		46	48	—		48

Non-utility Operations
Gas Midstream	24	—		24	16	—		16

Unconventional Gas Production	(4)			(4)	86	(81	)D	5

Power and Industrial Projects	(2)	1	A	3	4	—		4
		4	B

Energy Trading	67	—		67	17	3	C	20

Total Non-utility operations	85	5		90	123	(78)		45

Corporate and Other	(27)	—		(27)	(35)	2	E	(32)
						1	C

Income from Continuing Operations	261	9		270	228	(75)		153

Discontinued Operations	—	—		—	12	(12	)F	—

Net Income	$261	$9		$270	$240	$(87)		$153

Adjustments key

A)	Chrysler accounts receivable bad debt reserve.

B)	General Motors accounts receivable bad debt reserve.

C)	Residual hedge impact from Antrim sale.

D)	Gain on sale of Barnett Core.

E)	Residual tax true-up impact from Crete sale.

F)	Results relating to discontinuance of synfuel operations.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30
	2009				2008
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.96	$0.03	A	$0.99	$0.56	$—		$0.56

Gas Utility	0.28	—		0.28	0.28	—		0.28

Non-utility Operations
Gas Midstream	0.14	—		0.14	0.10	—		0.10

Unconventional Gas Production	(0.02)	—		(0.02)	0.53	(0.50	)D	0.03

Power and Industrial Projects	(0.01)	0.01	A	0.02	0.03	—		0.03
		0.02	B

Energy Trading	0.40	—		0.40	0.11	0.02	C	0.13

Total Non-utility operations	0.51	0.03		0.54	0.77	(0.48)		0.29

Corporate and Other	(0.16)	—		(0.16)	(0.21)	0.01	E	(0.20)

Income from Continuing Operations	1.59	0.06		1.65	1.40	(0.47)		0.93

Discontinued Operations	—	—		—	0.07	(0.07	)F	—

Net Income	$1.59	$0.06		$1.65	$1.47	$(0.54)		$0.93

Adjustments key

A)	Chrysler accounts receivable bad debt reserve.

B)	General Motors accounts receivable bad debt reserve.

C)	Residual hedge impact from Antrim sale.

D)	Gain on sale of Barnett Core.

E)	Residual tax true-up impact from Crete sale.

F)	Results relating to discontinuance of synfuel operations.